Exhibit 99.1

FOR IMMEDIATE RELEASE

For press inquiries:	For investor inquiries:
Katie Brazel	CG Capital
for Alimera Sciences	for Alimera Sciences
404-317-8361	877-889-1972
kbrazel@bellsouth.net	investorrelations@cg.capital

ALIMERA SCIENCES TERMINATES AT-THE-MARKET OFFERING AGREEMENT

ATLANTA, June 4, 2018 (PR Newswire) -- Alimera Sciences (NASDAQ:ALIM), a leader in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced that it has terminated its October 2017 agreement for an investment bank to sell, at the company’s request, up to $25 million in shares of its common stock in an “at-the-market” equity program. Alimera has not sold and will not sell any shares under this program.
“We believe our financing with Solar Capital has sufficiently capitalized the company to advance ILUVIEN’s continued growth and success toward profitability. We do not have any current plans to raise capital and therefore do not believe we need an ATM in place,” said Rick Eiswirth, president and chief financial officer of Alimera. “As ILUVIEN’s continuous microdosing enables ophthalmologists in our markets to treat more diabetic macular edema patients consistently every day, we expect that our future capital needs will be satisfied by the continued growth of this unique and revolutionary treatment.”
About Alimera Sciences, Inc.
www.alimerasciences.com
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera is presently focused on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in our aging populations. Alimera’s commitment to retina specialists and their patients is manifest in Alimera’s product portfolio. For more information, please visit www.alimerasciences.com.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding (a) the sufficiency of Alimera’s financing with Solar Capital to advance ILUVIEN’s continued growth and success toward profitability and (b) the ability of the continued growth of ILUVIEN to satisfy Alimera’s future capital needs.
Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, (a) whether the Solar Capital financing will in fact be sufficient to advance ILUVIEN’s continued growth and success toward profitability; (b) whether Alimera will in fact achieve profitability in light of numerous other factors and (c) whether the sales of ILUVIEN will continue to grow and if so, whether they will satisfy Alimera’s future capital needs, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.
In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

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